EX-21
                         Subsidiaries of the Registrant

                                   EXHIBIT 21

                                TM CENTURY, INC.
                     List of Subsidiaries of the Registrant


Subsidiary and Name Under Which Business is Done              Where Organized
------------------------------------------------              ---------------
Hula Bear Music, Inc.                                         Texas

SOLD-RITE, Inc.                                               Delaware

Sold-Rite Holdings, LLC                                       Texas